LipidViro Tech Extends Warrant Exercise Period

SALT LAKE CITY, UT -- 04/17/2006 -- LipidViro Tech, Inc. (OTC BB: LVRO) extends the Warrant Exercise period on the Company's Class A and B Warrants to June 30, 2008. This allows owners of the Class A and B Warrants to Exercise Warrants between June 1, 2006 and June 30, 2008. The expanded Exercise period provides Warrant owners greater flexibility to convert their Warrants to common stock.

About LipidViro Tech:

LipidViro Tech, Inc. is an early-stage biotechnology company engaged in research and commercial development of two primary platforms: d-OSAB Therapy, a treatment targeting cardiovascular disease and stroke; and PathPure, a purification process for production of pathogen-free biologics.

During mid-2006 LipidViro is scheduled to commence a 100 patient Phase IIa study, treating patients who have suffered an ischemic brain stroke with LipidViro d-OSAB Therapy.

LipidViro PathPure, is a purification process for production of pathogen-free biologics. Biologics include animal and human-derived blood, plasma, sera, proteins, and cell concentrates. A wide variety of animal and human-derived biological fluids are routinely utilized in pharmaceutical development, human infusion and surgical procedures.

For additional information, please visit our website. To sign up for LipidViro press releases go to www.lipidvirotech.com/news.html.

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov.

Contact:
Investor Relations
IR@lipidvirotech.com
Website: www.lipidviro.com